UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 2, 2010

PetroHunter Energy Corporation
(Exact name of registrant as specified in its charter)

Maryland	000-51152	98-0431245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Stout Street, Suite 450 Denver, CO          80202
 (Address of principal executive offices)               (Zip Code)

Registrant’s telephone number, including area code: (303) 572-8900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 2 and 3, 2010, the registrant borrowed a total of $150,000 from Matthew R. Silverman, Paul D. Maniscalco, and Wealth Preservation Defined Benefit Plan, an entity controlled by Martin B. Oring.  Messrs. Silverman, Maniscalco, and Oring are officers and/or directors of the registrant.  Proceeds of the loans were used to pay the registrant’s directors and officers liability insurance premium.  The notes evidencing the loans are due in 45 days, accrue interest at 15% per annum, and are secured by the registrant’s shares of Falcon Oil & Gas Ltd. common stock.

Item 9.01                      Financial Statements and Exhibits.

Regulation S-K Number	Document
10.1	Secured Promissory Note to Wealth Preservation Defined Benefit Plan dated June 2, 2010
10.2	Secured Promissory Note to Matthew R. Silverman dated June 3, 2010
10.3	Secured Promissory Note to Paul D. Maniscalco dated June 3, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROHUNTER ENERGY CORPORATION
June 7, 2010	By: /s/ Martin B. Oring Martin B. Oring Chief Executive Officer

EXHIBIT INDEX

Regulation S-K Number	Document
10.1	Secured Promissory Note to Wealth Preservation Defined Benefit Plan dated June 2, 2010
10.2	Secured Promissory Note to Matthew R. Silverman dated June 3, 2010
10.3	Secured Promissory Note to Paul D. Maniscalco dated June 3, 2010